As filed with the Securities and Exchange Commission on April 18, 2008

Registration No. 333-141208

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1

TO THE

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INTERNATIONAL GAME TECHNOLOGY

(Exact name of Registrant as specified in its charter)

Nevada	88-0173041
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9295 Prototype Drive, Reno, Nevada 89521

(775) 448-7777

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

David D. Johnson, Esq.

Executive Vice President, General Counsel

International Game Technology

9295 Prototype Drive

Reno, Nevada 89521

(775) 448-7777

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David J. Johnson, Esq.

Loren J. Weber, Esq.

O’Melveny & Myers LLP

610 Newport Center Drive, Suite 1700

Newport Beach, California 92660

(949) 760-9600

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated file, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated file,” accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DE-REGISTRATION OF SECURITIES

International Game Technology, a Nevada corporation (“IGT”), filed a Registration Statement on Form S-3 (No. 333-141208) (the “Registration Statement”) with the Securities and Exchange Commission on March 9, 2007, registering $900,000,000 of 2.60% Convertible Debentures due 2036 (the “Debentures”) and the shares of its Common Stock, par value $0.00015265 per share, issuable upon conversion of the Debentures (collectively, with the Debentures, the “Securities”).

Pursuant to the terms of that certain Registration Rights Agreement dated as of December 20, 2006 between IGT and Banc of America Securities LLC, as Representative of the several Purchasers, IGT’s obligation to maintain the effectiveness of the Registration Statement has expired. IGT is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister any Securities remaining unsold under the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Reno, state of Nevada, on April 18, 2008.

International Game Technology

By:	/s/ Daniel R. Siciliano
Name:	Daniel R. Siciliano
Title:	Chief Accounting Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas J. Matthews	Chairman of the Board, President	April 18, 2008
Thomas J. Matthews	and Chief Executive Officer
(Principal Executive Officer)

/s/ Daniel R. Siciliano	Chief Accounting Officer and Treasurer	April 18, 2008
Daniel R. Siciliano	(Principal Financial and Accounting Officer)

*	Director	April 18, 2008
Robert A. Bittman

*	Director	April 18, 2008
Richard R. Burt

*	Director	April 18, 2008
Patti S. Hart

*	Director	April 18, 2008
Leslie S. Heisz

*	Director	April 18, 2008
Robert A. Mathewson

*	Director	April 18, 2008
Robert Miller

*	Director	April 18, 2008
Frederick B. Rentschler

* By:	/s/	Thomas J. Matthews
Thomas J. Matthews
Attorney-in-fact

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